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Exhibit 23.6

CONSENT OF WACHTELL, LIPTON, ROSEN & KATZ

March 24, 2005

Sears Holdings Corporation
c/o Kmart Holding Corporation
3100 West Big Beaver Road
Troy, Michigan 48084

  Re:
  Registration Statement on Form S-4
  Filed March 24, 2005
  Pursuant to Rule 462(b)
  (Registration No. 333-            )

Ladies & Gentlemen:

        We consent to the incorporation by reference of our opinion as an exhibit to the above-referenced Registration Statement and to the incorporation by reference of references to us in such Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations promulgated thereunder.

Very truly yours,
/s/ WACHTELL, LIPTON, ROSEN & KATZ

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CONSENT OF WACHTELL, LIPTON, ROSEN & KATZ